UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 19, 2010

Cabot Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5667	04-2271897
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Two Seaport Lane, Suite 1300, Boston, Massachusetts		02210-2019
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-345-0100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

On April 19, 2010, Cabot Corporation committed to cease manufacturing operations at its carbon black manufacturing facility in Thane, India. The decision, which will affect approximately 120 employees, was made as a result of a broad reaching analysis of the manufacturing assets including cost structure, ability to expand and a variety of other factors. It is anticipated that manufacturing operations at the facility will cease by June 30, 2010. The Company will continue to maintain a presence in India through its fumed metal oxides manufacturing joint venture and its continuing business operations in carbon black and other products.

The Company expects the closure plan will result in a pre-tax charge to earnings of approximately $24 million over 2 years, with approximately $23 million of this amount expected to be recorded during fiscal year 2010. Pre-tax estimates of the total amount the Company expects to incur for each major type of cost associated with the closure plan are: (i) costs relating to personnel of $5 million, (ii) accelerated depreciation and impairment of facility assets of $16 million, and (iii) demolition and site clearing costs of $3 million. These amounts exclude any potential gain that may be realized on the sale of certain assets related to the manufacturing facility.

Net cash outlays related to this action over the next 2 years are expected to be $8 million, approximately $7 million of which is expected to be paid during fiscal 2010. Cabot expects the operating cost benefits from the closure to offset the charge to earnings within approximately 2 years.

The statements made in this Form 8-K regarding the amount and timing of the charge to earnings the Company expects to record, the estimates of the total costs expected for each major type of cost and expected net cash outlays and the expected payback on the charge to earnings constitute forward looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those expressed by these forward-looking statements as a result of various important factors, including: finalization of employee severance arrangements; finalization of the accounting impact of the closures; higher than expected demolition, site clearing, environmental remediation or asset retirement costs; the Company’s ability to successfully reduce operating costs by consolidating production in fewer plants; the Company’s ability to maintain customer volumes as it consolidates production; and other factors and risks discussed in the Company’s 2009 Annual Report on Form 10-K which is on file with the Securities and Exchange Commission. In addition, the forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cabot Corporation

April 19, 2010	By:	David A. Miller

Name: David A. Miller
Title: Executive Vice President